Exhibit 10.1

EXECUTION VERSION

PLACEMENT AGENCY AGREEMENT

December 14, 2022

GreensLedge Capital Markets LLC

575 Lexington Avenue, 32nd Floor

New York, NY 10022

KeyBanc Capital Markets Inc.

1301 Avenue of the Americas, 35th Floor

New York, NY 10019

Ladies and Gentlemen:

Golub Capital BDC 3 CLO 2 LLC, a limited liability company formed under the laws of the State of Delaware (the "Issuer"), proposes to issue (i) $140,000,000 Class A Senior Secured Floating Rate Notes due 2034 (the "Class A Notes"), (ii) $38,800,000 Class B Senior Secured Floating Rate Notes due 2034 (the "Class B Notes" and, together with the Class A Notes, the "Secured Notes") and (iii) $122,800,000 Subordinated Notes due 2122 (the "Subordinated Notes" and, together with the Secured Notes, the "Notes"), pursuant to the Indenture, dated as of December 14, 2022, by and between the Issuer and Citibank, N.A., as collateral trustee (in such capacity, the "Collateral Trustee") (as amended, modified and supplemented from time to time, the "Indenture"). The Issuer will also incur U.S.$85,000,000 Class A Senior Secured Floating Rate Loans maturing 2034 (the "Class A Loans") pursuant to the Class A Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among the Issuer, as borrower, the Collateral Trustee, the loan agent, and the lenders party thereto from time to time. The Notes together with the Class A Loans are referred to herein as the "Debt". Capitalized terms used and not defined herein shall have the respective meanings given to them in the Indenture.

The Notes will be represented by Global Notes and Certificated Notes (if any) and the Secured Notes will be secured by the Assets.

Subject to the terms and conditions of this Agreement, the Issuer requests that GreensLedge Capital Markets LLC ("GreensLedge") act as lead placement agent and KeyBanc Capital Markets Inc. ("KeyBanc") act as co-placement agent with respect to the Placed Notes as listed on Schedule I hereto (each of GreensLedge and KeyBanc, in such capacity, a "Placement Agent" and together, the "Placement Agents"). The Notes, if any, purchased on the Closing Date by GC Advisors LLC, Golub Capital BDC 3 CLO 2 Depositor LLC or any of their respective employees, Affiliates or clients or certain other investors (the "Collateral Manager Notes") will be purchased directly from the Issuer. The Secured Notes, other than the Collateral Manager Notes, shall constitute the "Placed Notes" and are listed on Schedule I. The Collateral Manager Notes are being sold directly by the Issuer and neither Placement Agent shall act as a placement agent with respect to the Collateral Manager Notes. Each Placement Agent will use its commercially reasonable efforts to place the Placed Notes, subject to the conditions and limitations set forth in this Agreement.

The Notes will be offered and sold without being registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in reliance on certain exemptions from the registration requirements thereof.

In connection with the initial sale of the Notes, the Issuer has prepared (a) a preliminary offering circular dated August 11, 2022 (the "First Preliminary Offering Circular"), (b) a second preliminary offering circular dated November 21, 2022 (the "Second Preliminary Offering Circular" and together with the First Preliminary Offering Circular, the "Preliminary Offering Circulars"), and (c) a final offering circular dated December 9, 2022 (the "Final Offering Circular"), in each case, for the information of the Placement Agents and for delivery to prospective purchasers of the Placed Notes, each describing, among other things, the terms of the Notes, the Indenture, the Assets, the Credit Agreement, the Issuer, the Collateral Manager and the Collateral Management Agreement, and certain investment considerations. Such Preliminary Offering Circulars and Final Offering Circular, including all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, are referred to herein as the "Offering Circular".

1.	Representations and Warranties of the Issuer.

The Issuer (solely on its own behalf) represents and warrants to, and agrees with, the Placement Agents that:

(a)            Each Preliminary Offering Circular, as of its respective date, and the Final Offering Circular as of its date does not and as of December 14, 2022 (or such other date as the Placement Agents, the Collateral Manager and the Issuer may otherwise agree, such date being herein called the "Closing Date") will not, contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made by the Issuer with respect to any of the Placement Agent Information (as defined below); provided that no representation is made with respect to forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) or matters of a general economic nature or projections.

(b)            It has been duly formed, is validly existing in good standing under the laws of its governing jurisdiction and has the limited liability company power and authority to own its assets, to conduct its business as described in the Final Offering Circular and to execute, deliver and perform its obligations under (i) this placement agency agreement (this "Agreement"), (ii) the Indenture, and (iii) the Subordinated Note Purchase Agreements, the Securities Account Control Agreement, the Collateral Management Agreement, the Credit Agreement, the Master Loan Sale Agreements, the Risk Retention Letter and the Collateral Administration Agreement (the documents set forth in clauses (i) through (iii) collectively, the "Transaction Documents").

(c)            The Notes have been duly authorized and executed by the Issuer, and when recorded in the Register and authenticated in the manner set forth in the Indenture and delivered and paid for pursuant to this Agreement, they will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer, in each case, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, winding up, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Each of the other Transaction Documents to which it is a party has been duly authorized by it and, when executed and delivered by it and the other parties thereto will constitute a valid and legally binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, winding up, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(d)            Its execution and delivery of, and its performance of its obligations under, the Transaction Documents to which it is a party do not in any material respects contravene any provision of applicable law or its formation documents or any agreement or other instrument binding upon it, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for its performance of its obligations under the Transaction Documents to which it is a party, except such as have been obtained, and except such as may be required under state securities or "blue sky" laws in any jurisdiction in connection with the initial sale of the Placed Notes by the Issuer through the Placement Agents and such other approvals as have been obtained and are in full force and effect.

(e)            It has obtained all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required for the execution, delivery or performance by it of this Agreement and to own and use assets and to conduct its business in the manner described in the Final Offering Circular.

(f)             There are no legal or governmental proceedings pending or, to its best knowledge, threatened to which it is a party or to which any of its assets is subject.

(g)            Assuming that (i) the representations, warranties and covenants made by the other parties hereto in this Agreement are true and correct and have been and will be complied with, (ii) the representations, warranties and covenants deemed to be made by Holders under the Indenture are true and correct and have been and will be complied with and (iii) the Notes are offered and sold in accordance with the Final Offering Circular, no registration of the Notes under the Securities Act or qualification of the Indenture under the U.S. Trust Indenture Act of 1939, as amended, is required for the offer, sale, resale and delivery of the Notes in the manner contemplated by this Agreement.

(h)            It has not taken, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the distribution of the Notes as contemplated hereby.

(i)             The Notes meet the requirements of Section 4(a)(2), Rule 144A(d)(3) or Regulation S of the Securities Act, as applicable.

(j)             Neither it nor any of its affiliates as defined in Rule 501(b) of Regulation D under the Securities Act (each, an "Affiliate") or any person acting on its or their behalf (other than the Placement Agents) has engaged in any directed selling efforts (as defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes, and it and its Affiliates and any person acting on its or their behalf have complied with the offering restrictions requirements of Rule 903 of Regulation S. It has not entered into any contractual agreement with respect to the distribution of the Notes except for the arrangements with the Placement Agents.

(k)            Neither it nor any of its Affiliates has directly, or through any agent (other than the Placement Agents), (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (B) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act), or sold, offered for sale or solicited offers to buy the Notes in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act ("Section 4(a)(2)").

(l)              It is not, and will not be required as a result of the offer and sale of the Notes to register as, an "investment company" under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"), and it is not "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

(m)           Except as set forth in the second sentence of this clause (m), it has no present intention to solicit any offer to buy or to offer to sell any securities of the same or a similar class as the Notes. For the avoidance of doubt, the Issuer may issue additional Notes if the conditions in the Indenture for such issuance have been met.

(n)            Based on the procedures set forth in the Indenture and the terms of this Agreement, it has a reasonable belief that initial sales and subsequent transfers of the Notes will be limited to (I) solely in the case of Secured Notes, non-U.S. persons outside the United States in reliance on Regulation S that are Qualified Purchasers and (II) or for the account or benefit of, persons that are both (A) (i) Qualified Institutional Buyers, (ii) solely in the case of Secured Notes issued as Certificated Secured Notes, Institutional Accredited Investors or (iii) solely in the case of Subordinated Notes, Accredited Investors and (B) (i) Qualified Purchasers, (ii) solely in the case of Subordinated Notes, Knowledgeable Employees with respect to the Issuer or the Collateral Manager or (iii) entities owned exclusively by Qualified Purchasers or (solely in the case of Subordinated Notes) by Knowledgeable Employees with respect to the Issuer or the Collateral Manager.

(o)            (i) The placement of the Placed Notes pursuant to this Agreement is an arm's-length commercial transaction between the Issuer, on the one hand, and the Placement Agents, on the other, (ii) in connection therewith and with the process leading to such transaction, each Placement Agent is acting solely as a principal and not as fiduciary of the Issuer or any other person, (iii) neither Placement Agent has assumed an advisory or fiduciary responsibility in favor of it or any other person with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Placement Agent has advised or is currently advising it on other matters) or any other obligation to the Issuer or any other person except the obligations expressly set forth in this Agreement and (iv) it has consulted its own legal and financial advisors to the extent it deemed appropriate and agrees that it is solely responsible for making its own independent judgments with respect to the transactions contemplated hereby. It agrees that it will not claim that either Placement Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

(p)            The Issuer has provided a written representation (the "Rule 17g-5 Representation") to S&P which satisfies the requirements of Rule 17g-5(a)(iii)(3) ("Rule 17g-5") under the Exchange Act. The Issuer has complied, or has caused its agents and advisors (who, for the avoidance of doubt, do not include the Placement Agents) to comply on its behalf, with the representations, certifications and covenants made to S&P in connection with the Rule 17g-5 Representation.

(q)            Neither the Issuer nor, to the Issuer's knowledge, any Person acting on behalf of the Issuer (i) is a target of, or is owned or controlled by a Person that is a target of, any economic sanctions imposed by the U.S. government (including, the Office of Foreign Assets Control of the US Department of the Treasury), the United Nations Security Council, the European Union or HM Treasury (each a "Sanctions Target"), (ii) conducts or has conducted any dealings, directly or indirectly, with or for the benefit of any Sanctions Target or any comprehensively sanctioned country (which as of the date hereof includes Crimea, Cuba, Iran, North Korea, Russia or Syria) or (iii) has breached any economic sanctions, anti-money laundering laws, or anti-corruption laws imposed by the U.S. government (including, the Office of Foreign Assets Control of the US Department of the Treasury), the United Nations Security Council, the European Union or HM Treasury.

2.	Placement; Commission; Closing; Structuring and Advisory Fee; Placement Agent Fees.

(a)            The Issuer hereby agrees to issue and sell the Placed Notes issued by it to the initial investors through the applicable Placement Agent, subject to the terms of the Indenture. The Issuer understands that each Placement Agent, on behalf of the Issuer, intends (i) to place the applicable Notes privately pursuant to Regulation S, Section 4(a)(2) of the Securities Act or another available exemption under the Securities Act as soon after this Agreement has become effective as in the reasonable judgment of such Placement Agent is advisable and (ii) to place the Placed Notes upon the terms set forth in the Offering Circular.

(b)            Each Placement Agent will make commercially reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase the Placed Notes, has been solicited by such Placement Agent and accepted by the Issuer, but such Placement Agent shall have no liability to the Issuer (except for any offers by a Placement Agent to purchase any portion of the Placed Notes for its own account) in the event any such purchase is not consummated for any reason.

(c)            The Issuer covenants and agrees with the Placement Agents that, on the Closing Date, the Issuer will pay or cause to be paid to each Placement Agent (i) the amount set forth in the applicable fee letter between the Issuer and each such Placement Agent, in consideration of the services rendered by it under this Agreement and otherwise with respect to the transactions contemplated by the Indenture (such amount, with respect to both Placement Agents, the "Placement Agent Fee") and (ii) the aggregate amount of expenses described in Section 5 which shall have been paid by the Placement Agents on behalf of the Issuer.

(d)            The Issuer confirms that each Placement Agent (i) is authorized, subject to the restrictions set forth below, to distribute copies of the Final Offering Circular and (ii) was authorized to distribute copies of the Preliminary Offering Circulars, in each case, in connection with the offering of the Placed Notes.

3.	Conditions to Closing.

The obligations of each Placement Agent under this Agreement to use its commercially reasonable efforts to place the Placed Notes are subject to the accuracy of (i) the representations and warranties on the part of the Issuer as set forth herein, (ii) the statements of the authorized representatives of the Issuer made in any certificates pursuant to the provisions hereof, (iii) the performance by the Issuer of its obligations hereunder and (iv) the following additional conditions precedent (unless otherwise waived by the Placement Agents in their sole discretion):

(a)            (i) The Class A Notes and the Class A Loans have been assigned a rating of "AAA(sf)" by S&P, and (ii) the Class B Notes have been assigned a rating of at least "AA(sf)" by S&P.

(b)            The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by an Responsible Officer of the Issuer, to the effect that:

(i)                    its representations and warranties contained in this Agreement and the Transaction Documents to which it is a party are true and correct as of the Closing Date; and

(ii)                   it has performed all of its obligations and satisfied all of the conditions on its part to be satisfied at or prior to the Closing Date in this Agreement and the other Transaction Documents to which it is a party. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Placement Agents shall have received on the Closing Date an opinion of Clark Hill PLC, as Delaware counsel to the Issuer, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.

(d)            The Placement Agents shall have received on the Closing Date opinions and negative assurance letter of Dechert LLP, U.S. counsel to the Issuer and the Collateral Manager, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.

(e)            The Placement Agents shall have received on the Closing Date (x) an opinion of Dentons US LLP, as counsel to the Collateral Trustee, and (y) an opinion of internal counsel to the Collateral Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.

(f)             The Transaction Documents shall have been executed and delivered by the parties thereto in form reasonably satisfactory to the Placement Agents; executed versions thereof shall have been delivered to the Placement Agents; they shall be in full force and effect.

(g)            The Placement Agents shall have received satisfactory evidence that the Global Notes have been delivered or transferred to the Collateral Trustee and the Certificated Notes (if any) have been delivered as required under the Indenture.

(h)            The Issuer shall have executed and delivered to the Depository Trust Company ("DTC") the letters of representations with respect to the Global Notes in form reasonably satisfactory to the Placement Agents.

(i)             The Placement Agents shall have received payment in immediately available funds of the Placement Agent Fees and the expenses described in Section 5 herein.

(j)             There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Issuer or the Collateral Manager and their respective subsidiaries, taken as a whole, that, in the Placement Agents' judgment, is material and adverse and that makes it, in the Placement Agents' judgment, impracticable to market or sell any of the Placed Notes on the terms and in the manner contemplated in the Final Offering Circular.

(k)            The Notes are qualified for offer and sale under the securities laws of each such jurisdiction as the Placement Agents have requested.

(l)             None of the following events shall have occurred: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Issuer shall have been suspended on any substantial U.S. exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or the United Kingdom shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Placement Agents, is materially adverse and which, singly or together with any other event specified in clause (v), makes it, in the reasonable judgment of the Placement Agents, impracticable or inadvisable to proceed with the offer, sale or delivery of the Placed Notes on the terms and in the manner contemplated in the Final Offering Circular.

The Issuer shall furnish the Placement Agents with such copies of such opinions, certificates, letters and documents as the Placement Agents may have reasonably requested.

4.	Covenants of the Issuer.

In further consideration of the agreements of the Placement Agents herein contained, the Issuer covenants as follows:

(a)            To furnish the Placement Agents, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Offering Circular and any supplements and amendments thereto as the Placement Agents may reasonably request.

(b)            During the period mentioned in paragraph (c) below, before amending or supplementing the Offering Circular, to furnish the Placement Agents a copy of each such proposed amendment or supplement, and to make no such proposed amendment or supplement to which either Placement Agent reasonably objects.

(c)             If, at any time prior to the earlier of (x) 60 days after the Closing Date, and (y) the completion of the initial sale and placement of the Placed Notes (with respect to which the Placement Agents shall promptly notify the Issuer if (i) not all the Placed Notes are sold on the Closing Date, the completion of such initial sale and placement of such Placed Notes and (ii) if a Placement Agent has not placed such Placed Notes, that such Placement Agent continues to hold such Notes), any event shall occur or condition shall exist that makes it necessary to amend or supplement the Offering Circular (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances when such Offering Circular (as then amended or supplemented) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with applicable law, to (i) prepare and furnish, at the Issuer's expense, to the Placement Agents, either amendments or supplements to the Offering Circular so that the statements in the Offering Circular as so amended or supplemented will not, in the light of the circumstances when the Offering Circular is delivered to a purchaser, be misleading or so that the Offering Circular will comply with applicable law and (ii) instruct the Placement Agents promptly to suspend the sale and placement of the Placed Notes until such amendments or supplements are prepared and furnished to the Placement Agents.

(d)            During the period set forth in clause (c) above, not to publish or disseminate any material in connection with the offering of the Notes unless each Placement Agent shall have consented to the publication or use thereof, and not to publish or disseminate any material concerning the Collateral Manager unless each Placement Agent and the Collateral Manager shall have consented to the publication or use thereof.

(e)            To advise the Placement Agents, promptly after the Issuer receives notice or obtains knowledge thereof, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any order suspending any such qualification, upon the reasonable request of either Placement Agent, to use its commercially reasonable efforts to obtain its withdrawal promptly.

(f)             During the period set forth in clause (c) above, to prepare promptly (at the expense of the Placement Agents), upon the reasonable request of either Placement Agent, any amendments of or supplements to the Offering Circular that in the opinion of the Placement Agents may be reasonably necessary to enable the Placement Agents to continue to place the Placed Notes, subject to the approval of counsel to the Issuer and the Placement Agents, as applicable.

(g)            During the period set forth in clause (c) above, to maintain the qualification of the Placed Notes for offer and sale under the securities laws of such jurisdictions as either Placement Agent has requested for so long as required for the placement of the Placed Notes by the Placement Agents, except that the Issuer shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

(h)            To hold the Placement Agents harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue, sale and delivery of the Placed Notes in accordance with the terms of this Agreement and on the execution and delivery of the Transaction Documents to which it is a party which are or may be required to be paid under the laws of the United States or any political subdivision or taxing authority thereof or therein. All payments to be made by the Issuer hereunder shall be made in U.S. Dollars, at such place as indicated by the relevant Placement Agent without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed or levied by or on behalf of any taxing authority therein, unless the Issuer shall pay such additional amounts as may be necessary in order that the net amounts after such withholding or deduction shall equal the amounts that would have been payable if no such withholding or deduction had been made.

(i)             [Reserved].

(j)             So long as the Notes are outstanding, not to become or own or control an investment company required to be registered under the Investment Company Act.

(k)            To comply with all of the covenants applicable to it contained in the Transaction Documents.

(l)             If the Placement Agents have notified the Issuer that not all of the Placed Notes have been placed by the Placement Agents, pursuant to clause (c) above, to extend, and to use its best efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, it and the Collateral Manager concerning their respective businesses, management and financial affairs, and the Placed Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Circular, to the extent that the Issuer or the Collateral Manager, as the case may be, possesses the same or can acquire it without unreasonable effort or expense; provided, however, that it will permit, and will use its best efforts to cause the Collateral Manager to permit, representatives of each Placement Agent to be present at, or participate in, any meeting or telephone conference between it or the Collateral Manager and any prospective investor, and will give the Placement Agents reasonable notice thereof, and it will not furnish, and will use its best efforts to cause the Collateral Manager not to furnish, any such written information to any prospective investor without first giving the Placement Agents a reasonable opportunity to review and comment on such information.

(m)           So long as it is not a reporting company under Section 13 or Section 15(d) of the Exchange Act, or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner, it shall provide such Holder or beneficial owner and a prospective purchaser designated by such Holder or beneficial owner the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(n)            Not to offer the Placed Notes in or to its own or any affiliated participant-directed employee plan.

(o)            To cause its agents and advisors (including, without limitation, the Collateral Manager) to comply with the representations, certifications and covenants made by it in the engagement letter with S&P in connection with Rule 17g-5, and make accessible to any non-hired nationally recognized statistical rating organization all information provided to S&P in connection with the issuance and monitoring of credit ratings on the Secured Notes in accordance with Rule 17g-5.

(p)            The Issuer will use the net proceeds received by the Issuer from the sale of the Notes pursuant to this Agreement in the manner specified in the Final Offering Circular under the caption "Use of Proceeds".

5.	Fees and Expenses.

Subject to the terms of and limitations set forth in the engagement letter dated as of July 1, 2022 between Greensledge and GC Advisors LLC, the Issuer covenants and agrees, that it will pay, or cause to be paid, on the Closing Date from the proceeds of the sale and incurrence of the Notes, all expenses incident to the performance of the Issuer under the Transaction Documents, including: the preparation and printing of the Offering Circular, and all amendments and supplements thereto (except as otherwise provided herein); all fees and expenses in connection with the qualification of the Placed Notes for offering and sale under applicable securities laws as provided herein, including any "blue sky" and legal investment memoranda and any other agreements or documents in connection with the offering, purchase, sale and delivery of the Placed Notes; the fees and disbursements of Clark Hill PLC, as Delaware counsel to the Issuer, Dechert LLP, U.S. counsel to the Issuer, Paul Hastings LLP, counsel to the Placement Agents, and Chapman and Cutler LLP, counsel to KeyBanc; the fees and disbursements of Issuer's accountants, if any; the fees and disbursements of the Collateral Trustee and its counsel; the fees and disbursements of the Collateral Manager and Dechert LLP; the fees and expenses incurred in connection with obtaining ratings for the Secured Notes required or expected to be rated as of the Closing Date as specified in the Final Offering Circular; all costs and expenses incurred in the preparation, issuance, printing and delivery of the Transaction Documents and all other documents relating to the issuance, purchase, placement and sale of the Notes; any investor discounts that the Placement Agents and the Collateral Manager agree will be borne by the Issuer; and all other costs and expenses incident to the performance by the Issuer of its various obligations hereunder which are not otherwise specifically provided for in this Section 5. The Issuer will also pay or cause to be paid any transfer, stamp or value added taxes payable in connection with the transactions contemplated hereby. Such payments shall be made promptly by wire transfer of immediately available funds to an account specified by the Placement Agents.

6.	Offering of Placed Notes; Restrictions on Transfer; Certain Agreements of the Placement Agents.

(a)            Each Placement Agent acknowledges that the offering of the Placed Notes has not been and will not be registered under the Securities Act and that the Placed Notes may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Section 4(a)(2) of or Rule 144A under the Securities Act. Each Placement Agent represents and agrees that, with respect to the Placed Notes, it has offered, sold, placed and delivered the Placed Notes and will offer, sell, place and deliver the Placed Notes only in accordance with (A) solely in the case of Secured Notes, Rule 903 of Regulation S to non-U.S. persons outside the United States in that are Qualified Purchasers and (B) Section 4(a)(2) of or Rule 144A under the Securities Act to persons whom it reasonably believes to be both (A) (i) Qualified Institutional Buyers or (ii) solely in the case of Secured Notes issued as Certificated Secured Notes, Institutional Accredited Investors and (B) (i) Qualified Purchasers or (ii) entities owned exclusively by Qualified Purchasers, in each case that can make the representations found under "Transfer Restrictions" in the Offering Circular.

(b)            Each Placement Agent acknowledges that neither it nor its Affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and such Placement Agent, its Affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S to the extent applicable. Each Placement Agent agrees that, at or prior to confirmation of any sale of Placed Notes by it made in reliance on Regulation S, such Placement Agent will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases such Placed Notes from it during the applicable restricted period a written confirmation or notice containing, with respect to the Secured Notes, substantially the following statement:

"The Notes may be beneficially owned only by Persons that (a) solely in the case of Secured Notes, are not U.S. persons that are Qualified Purchasers (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) or are U.S. persons that are (1) (i) Qualified Institutional Buyers or (ii) solely in the case of Secured Notes issued as Certificated Secured Notes, Institutional Accredited Investors and (2) (i) Qualified Purchasers or (ii) entities owned exclusively by Qualified Purchasers and (b) can make the representations set forth in the agreements governing such Notes (including any exhibits or schedules thereto) applicable to such Person. Beneficial ownership interests in the Notes may be transferred only to a Person that meets the qualifications set forth in clause (a) of the preceding sentence and that can make the representations referred to in clause (b) of the preceding sentence. The Issuer has the right to compel any beneficial owner that does not meet the qualifications set forth in clause (a) to sell its interest in the Notes, or may sell such interest on behalf of such owner, pursuant to the agreements governing such Notes."

(c)            Each Placement Agent agrees that it has not offered, sold or delivered and will not offer, sell or deliver the Placed Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(d)            Each Placement Agent represents, warrants and agrees with respect to offers, placements and sales outside the United States that (i) it understands that no action has been or will be taken in any jurisdiction by such Placement Agent that would permit a public offering of the Placed Notes, or possession or distribution of the Offering Circular or any other offering or public material relating to the Placed Notes in any country or jurisdiction where action for that purpose is required; and (ii) such Placement Agent (and each agent or delegate of such Placement Agent) has complied with and will comply with all material applicable laws and regulations in each jurisdiction relating to the distribution of the Placed Notes in which it acquired or offered or acquires, offers, sells or delivers the Placed Notes or had or has in its possession or distributed or distributes the Offering Circular or any such other material, in all cases at its own expense.

(e)            Each Placement Agent represents and agrees that (i) it will not place the Placed Notes otherwise than in conformity with the provisions of the European Communities (Markets in Financial Instruments) Regulations, 2007 and the provisions of the Investor Compensation Act 1998, (ii) it will not place the Placed Notes, otherwise than in conformity with the provisions of the Irish Central Bank Act 1989 (as amended) and any codes of conduct rules made under section 117(1) thereof, (iii) it will not place or do anything in Ireland in respect of the Placed Notes otherwise than in conformity with the provisions of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued under section 51 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005 by the Irish Financial Regulator and (iv) it will not place or otherwise act in Ireland in respect of the Placed Notes, otherwise than in conformity with the provisions of the Irish Market Abuse Regulation (EU 596/2014) (as amended), the European Union (Market Abuse) Regulations 2016 (as amended) and any rules issued under section 34 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005 by the Irish Financial Regulator.

(f)             GreensLedge represents that it has arranged for the "fixed field" attachment to each CUSIP Number it has obtained for each Class of Global Notes to contain a 3(c)(7) indicator or "144A" indicator, as applicable, and agrees to take the other steps required in connection with such Global Notes as required by Section 10.12 of the Indenture.

(g)            In the event that GreensLedge arranges for the Global Notes to be listed with Bloomberg Financial Markets ("Bloomberg"), GreensLedge agrees to arrange for any such listing to contain Bloomberg's customary "Section 3(c)(7)" indicators appearing on the Bloomberg screen clearly showing that such Global Notes are restricted to QIBs each of whom is also a Qualified Purchaser, including the following: (A) "Note Box" on bottom of "Security Display" page describing the security should state "Iss'd Under 144A/3c7"; (B) "Security Display" page should have a flashing red indicator stating "See Other Available Information" and (C) the indicator should link to the "Additional Security Information" page which should state that the Global Notes "are being offered in the United States in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are Qualified Purchasers.

(h)            GreensLedge agrees that it will send to DTC for distribution to its participants a "DTC Important Notice for a proposed Rule 144A/Section 3(c)(7) issue" relating to the Notes.

(i)             The Placement Agents agree to provide the Issuer with notice of the purchase price in U.S. Dollars at which such Placement Agent places the Placed Notes.

(j)             Each Placement Agent represents that it has conducted, and agrees that it will conduct, appropriate anti-money laundering and, in the case of GreensLedge, USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended) diligence investigations on investors to whom it places the Placed Notes.

(k)            Each Placement Agent represents that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any EU retail investor in the European Economic Area. For the purposes of this provision: (a) the expression "EU retail investor" means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and (b) the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(l)             Each Placement Agent represents that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any UK Retail Investor in the UK. For the purposes of this provision: (a) the expression "UK Retail Investor" means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the "EUWA"); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the "FSMA") and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and (b) the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(m)           For purposes of this Agreement, the representations, warranties, obligations and undertakings of each Placement Agent under this Agreement are several and not joint.

7.            Indemnification and Contribution.

(a)            The Issuer agrees to indemnify and hold harmless the Placement Agents and each person, if any, who controls a Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, a Placement Agent (collectively, the "Agent Indemnified Parties"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent Indemnified Party) to the extent relating to, arising out of, or in connection with, the transactions contemplated by, or the engagement of the Placement Agents by the Issuer pursuant to, this Agreement, except for any losses, claims, damages or liabilities (i) that are finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of an Agent Indemnified Party, (ii) that resulted from delivery by a Placement Agent to any Person of any Offering Circular after such Placement Agent has been directed in writing by the Issuer to suspend use of such Offering Circular, (iii) to the extent resulting from the delivery by a Placement Agent to any Person of any Offering Circular that contains any untrue statement (or alleged untrue statement) of a material fact if (1) such untrue statement (or alleged untrue statement) or omission (or alleged omission) was corrected in an amended or supplemented Offering Circular that was prepared by the Issuer and delivered to such Placement Agent for use at or prior to the time written confirmation of sale to such Person was made and (2) a Placement Agent failed to deliver such amended or supplemented Offering Circular to such person at or prior to the time written confirmation of sale to such person was made, and/or (iv) to the extent related to Placement Agent Information or any untrue statement (or alleged untrue statement) of a material fact contained in the Placement Agent Information (and any amendment or supplement thereto) or caused by any omission (or alleged omission) to state therein a material fact necessary to make the statements therein not misleading, in each case as of the respective date thereof; provided that the foregoing indemnification shall not, as to any Agent Indemnified Party, apply to any losses, claims, damages or liabilities to the extent that they are incurred in such Agent Indemnified Party’s capacity as a purchaser of the Notes. Except to the extent set forth in paragraph (b) below, the Issuer also agrees that none of the Agent Indemnified Parties shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it for or in connection with the transactions contemplated by this Agreement except for any such liability for losses, claims, damages or liabilities incurred by it that are finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of any Agent Indemnified Party.

(b)            Each Placement Agent agrees to indemnify and hold harmless the Issuer, its officers, authorized representatives, managers, members, beneficial owners, and directors and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Issuer Indemnified Parties"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or caused by any omission or alleged omission in the Offering Circular of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Placement Agent furnished to the Issuer in writing by such Placement Agent expressly for use in the Offering Circular (the "Placement Agent Information"). The Issuer hereby acknowledges that the Placement Agent Information consists solely of (i) the name and address of the Placement Agents, (ii) the information in the applicable Offering Circular set forth under the heading (x) in the case of GreensLedge, "Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Lead Placement Agent," and (y) in the case of KeyBanc, "Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Co-Placement Agent," and (iii) the information in the applicable Offering Circular set forth under the heading "Plan of Distribution".

(c)            In the event any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred (in cases where the Issuer is the indemnifying party, when and as permitted by the Indenture). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability subject to indemnification hereunder by reason of such settlement or judgment. Notwithstanding the preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph (c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after (x) receipt by such indemnifying party of the aforesaid request or (y) in cases where the Issuer is the indemnifying party, if later, the second business day following the first date on which reimbursement of such fees and expenses by the Issuer is permitted under the Indenture and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)            To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to any indemnified party or insufficient in respect of any losses, claims, damages or liabilities indemnified thereunder (other than as a result of the exceptions to indemnification specified therein), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Placement Agents, on the other hand from the offering of the Placed Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Placement Agents, on the other hand, as applicable, in connection with the offering of the Placed Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Placed Notes (before deducting expenses) received directly by the Issuer on the one hand and the total discounts, commissions and structuring and advisory fees received by the Placement Agents in respect thereof on the other hand bear to the aggregate offering price of the Placed Notes. The relative fault of the Issuer on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Issuer on the one hand or by the Placement Agents on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Each of the Issuer and each Placement Agent agrees that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Placement Agents be required to contribute any amount in excess of the amount by which (i) the total fees, discounts and commissions received by the Placement Agents with respect to the offering of Notes exceeds (ii) the amount of any damages that the Placement Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)             The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of each of the parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent Indemnified Party or on behalf of any Issuer Indemnified Party or (iii) acceptance of any payment for any of the Placed Notes. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to any indemnified party at law or in equity.

8.	Submission to Jurisdiction, Waiver of Immunity.

(a)            The Issuer and the Placement Agents irrevocably submit, to the extent permitted by applicable law, to the nonexclusive jurisdiction of any New York state or United States federal court sitting in the Borough of Manhattan in any suit, action or proceeding arising out of or relating to this Agreement, the Offering Circular or the Notes. Each of the Issuer and the Placement Agents irrevocably waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Issuer hereby appoints CT Corporation System, 28 Liberty Street, New York, NY 10005, as its agent (the "Process Agent") to receive, on behalf of it and its property, service of any summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made, to the extent permitted by applicable law, by delivering by hand or certified or overnight mail a copy of such process to the Issuer in care of the Process Agent at such Process Agent's above address or such other address as such of the Issuer shall notify the Placement Agents, in writing, provided, however, that service shall also be mailed to the Issuer, and the Issuer hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf, with delivery of a copy thereof to the Issuer in the same manner and to the same address as notices are required to be delivered to such Issuer under Section 10 hereof. The Issuer agrees that such service shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. To the fullest extent permitted by applicable law, each of the parties agrees that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law.

(b)            To the extent that either the Issuer or either Placement Agent has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

9.	Survival.

The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Issuer and its officers, managers and directors and the Placement Agents, pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Placement Agents or any officer, director, employee or controlling person of a Placement Agent) and will survive delivery of and payment for the Placed Notes. The provisions of Sections 5, 7, 8 and 12 shall survive the termination of this Agreement.

10.	Notices.

All communications hereunder shall be in writing and, if sent to GreensLedge, as a Placement Agent, shall be sufficient in all respects if delivered, sent by registered mail or faxed and confirmed to: GreensLedge Capital Markets LLC, 575 Lexington Avenue, 32nd Floor, New York, New York 10022, USA, Attn: CDO Group; or, if sent to KeyBanc, as a Placement Agent, shall be sufficient in all respects if delivered, sent by registered mail or faxed and confirmed to: KeyBanc Capital Markets Inc., 1301 Avenue of the Americas, 35th Floor, New York, New York 10019, Attn: Andrew Yuder; or, if sent to the Issuer, shall be sufficient in all respects if delivered, sent by registered mail, telecopied or telegraphed and confirmed to Golub Capital BDC 3 CLO 2 LLC, c/o Golub Capital BDC 3, Inc. , 200 Park Avenue, 25th Floor, New York, New York 10166.

11.	Miscellaneous.

(a)            Nothing contained in this Agreement (i) shall prevent the Placement Agents from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities or (ii) shall be construed in any way as precluding or restricting the Placement Agents' right to sell or offer for sale any securities issued by any Person, including securities similar to, or competing with, any of the Notes.

(b)            If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be at the rate at which in accordance with normal banking procedures the Placement Agents could purchase U.S. Dollars with such other currency in the City of New York on the Business Day preceding that on which final judgment is given. The obligations of the Issuer in respect of any sum due from it to a Placement Agent shall, notwithstanding any judgment in a currency other than U.S. Dollars, not be discharged until the first Business Day, following receipt by such Placement Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Placement Agent may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to such Placement Agent hereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Placement Agent against such loss. If the U.S. Dollars so purchased are greater than the sum originally due to such Placement Agent hereunder, such Placement Agent agrees to pay to the Issuer, (but without limitation), an amount equal to the excess of the U.S. Dollars so purchased over the sum originally due to such Placement Agent hereunder.

(c)            If this Agreement is executed by or on behalf of any party hereto by a person acting under a power of attorney given him by such party, such person hereby states that at the time of execution hereof he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

(d)            This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)            This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to Section 7 hereof, the officers, directors and controlling persons thereof, and no other person will have any right or obligation hereunder.

(f)             The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof.

(g)            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

12.	Limited Recourse; Non-Petition.

Notwithstanding any other provision of this Agreement, the obligations of the Issuer from time to time under this Agreement are limited in recourse to the Assets available at such time and amounts derived therefrom. To the extent the Assets are not sufficient to meet the obligations of the Issuer in full, after application of the Assets in accordance with the provisions of the Indenture, the Issuer shall have no further obligations hereunder and any outstanding obligations and any remaining claims shall be extinguished and shall not thereafter revive. Each Placement Agent further agrees (i) not to take any action in respect of any claims hereunder against any officer, director, manager, member, beneficial owner, shareholder, employee, authorized person or administrator of the Issuer and (ii) not to institute against, or join any other person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws until the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all of the Debt. The provisions of this Section 12 shall survive the termination of this Agreement.

Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement among the parties hereto.

Very truly yours,

Golub Capital BDC 3 CLO 2 LLC

By: Golub Capital BDC 3, Inc., its designated manager

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer

Signature Page to Placement Agency Agreement

Accepted at New York, New York,
as of the date first above written.

GREENSLEDGE CAPITAL MARKETS LLC

By:	/s/ Mark David
Name: Mark David
Title: Managing Director

Accepted as of the date first above written.

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Alan Staggers
Name: Alan Staggers
Title: Managing Director

Signature Page to Placement Agency Agreement

SCHEDULE I

Principal Amounts of Placed Notes

GreensLedge

Security	Aggregate Outstanding Amount	Purchase Price
Class A Notes	$140,000,000	100%
Class B Notes	$0	100%

KeyBanc

Security	Aggregate Outstanding Amount	Purchase Price
Class A Notes	$0	100%
Class B Notes	$0	100%